Exhibit 99.1

	FOR:	Consolidated Graphics, Inc.
	CONTACT:	Joe. R. Davis Chairman and Chief Executive Officer Consolidated Graphics, Inc. (713) 787-0977
FOR IMMEDIATE RELEASE		Christine Mohrmann/Alexandra Tramont FD (212) 850-5600

CONSOLIDATED GRAPHICS REPORTS PRELIMINARY
SEPTEMBER QUARTER 2008 RESULTS

HOUSTON, TEXAS – October 18, 2007 – Consolidated Graphics, Inc. (NYSE:CGX) today announced preliminary results for its quarter ended September 30, 2007.

The Company expects net income for the quarter to be approximately $12.8 — $13.3 million and diluted earnings per share to be approximately $.95 — $.98. This compares with $.98 per diluted share in the same quarter a year ago and management’s previous expectations of $1.01 — $1.07. Revenue in the September quarter is expected to be approximately $260 million, compared to $234 million in the same period in the previous year and management’s previous expectations of $267 — $275 million. Operating income is expected to be approximately $23.2 million or 8.9% of sales.

The Company attributes the lower than expected results to broad U.S. economic uncertainties during the quarter and a slower than expected ramp-up in the Company’s election-related business. The broad economic impact was felt throughout the Company with same-store sales down 2% from a year ago, excluding election-related business. In addition, financial performance during the quarter was also negatively impacted by on-going labor relations issues at certain of the Company’s facilities.

During the quarter, as previously disclosed, the Company acquired 1,660,466 shares or 12.1% of its common stock. The stock repurchases were executed through open-market trading and totaled approximately $100 million. As a result of the repurchases, the Company now has approximately 12,086,000 shares issued and outstanding.

“We are disappointed with the results for the second quarter,” commented Joe R. Davis, Chairman and Chief Executive Officer. “Assuming overall economic conditions remain consistent or improve, we project increases in revenues and earnings for the December quarter compared to the September quarter. The projected increases are attributable to seasonality in our business, increasing election-related business, income tax related benefits, and anticipated benefits of some of the significant technology investments the Company has made during the last year.”

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CONSOLIDATED GRAPHICS REPORTS PRELIMINARY
SEPTEMBER QUARTER 2008 RESULTS

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Mr. Davis continued, “Our growth strategy remains the same – we drive internal growth through strategic sales, technology investments, and continued innovation through empowerment of our local management. We continue to maintain and develop a strong acquisition pipeline as well, which complements our internal growth strategy as we continue to seek to acquire well-run companies with solid management and customer bases.”

For the quarter ending December 31, 2007, management projects revenues between $285 and $295 million and diluted earnings per share of $1.22 to $1.32. For the September quarter, we believe our effective tax rate will be approximately 35.9%, and we expect our effective tax rate to be approximately 26% for the December quarter.

Management will host a conference call today, Thursday, October 18, 2007 at 11 a.m. E.T. to discuss its preliminary results for the quarter ended September 30, 2007 and provide additional information related to the Company’s business. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the live Web cast at the Company’s homepage, www.cgx.com.

Consolidated Graphics (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 68 printing facilities strategically located across 27 states and Canada, CGX offers an unmatched geographic footprint with extensive capabilities supported by an unparalleled level of convenience, efficiency and service. With locations in or near virtually every major U.S. market, as well as Toronto, CGX offers highly responsive service and convenient access to a vast capabilities network through a single point of contact at the local level.

CGX has the largest and most technologically advanced sheetfed printing capability in North America, a sizeable and strategically important web printing capability, industry-leading digital printing services, a rapidly growing number of fulfillment centers and proprietary Internet-based technology solutions. CGX offers the unique ability to respond to all printing-related needs no matter how large, small, specialized or complex. For more information, visit the Consolidated Graphics Web site at www.cgx.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations expressed or implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

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